UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)
September 30, 2010

Bill The Butcher, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52439	20-5449905
(Commission File Number)	(IRS Employer Identification No.)

424 Queen Anne Ave. N., Suite #400, Seattle, WA  98109
(Address of Principal Executive Offices)      (Zip Code)

(206) 453-4418
(Registrant's Telephone Number, Including Area Code)

_______________
(Former name or former address, if changed, since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   [  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   [  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   [  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   [  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. REGULATION FD DISCLOSURE

Business Overview

Seattle-based Bill the Butcher, Inc., operates the nation’s first publicly-owned chain of neighborhood butcher shops. The Company works directly with local and regional ranchers and farmers who follow sustainable and organic practices, to deliver the highest quality meat that the Company believes is healthiest for consumers while being good for the environment. The Company’s stores provide a unique customer experience by offering traditional butcher services in an artisanal environment, akin to a high-end wine or cheese shop. Stores stock a wide range of food products and other high-margin items that enable the consumer to obtain everything needed to prepare a gourmet dinner.

Bill the Butcher’s stores are serviced by a central commissary which works directly with local ranchers and farmers which eliminates the high costs associated with traditional large-scale meat distributors. The Company, which specializes in retailing organic and natural grass-fed meat, including pasture raised beef, pork, chicken, lamb, and turkey, is an innovator in the $200 billion U.S. meat marketplace.

Bill the Butcher is led by an experienced retail executive who has successfully developed retail business models from inception to maturity. Co-founder J’Amy Owens has extensive experience in food retailing and broader retailing in general, advising firms such as Starbucks, Nike and Disney. William von Schneidau is an Executive Chef and Butcher and has extensive experience in wholesale meat distribution and gourmet catering.

The Company opened its first store in August 2009, has since opened five more stores, and expects to operate eight stores by the end of 2010. Sales in the two stores that have been open for at least 6 months have averaged in excess of $500/sq foot and the Company believes that its newer stores will generate similar sales as they become established in their neighborhoods. The sixth opened in mid-September of 2010. At maturity, the Company believes these stores could generate gross margins better than 50% and EBITDA margins better than 20%. Each shop can be opened for less than $100,000 and requires only 2.5 employees for operations.

Bill the Butcher has generated a considerable amount of brand awareness and buzz by actively attending a wide range of community-oriented events. These efforts have enabled Bill the Butcher to be a member of the community, and not a faceless corporation. Through the use of “outside the box” marketing initiatives, total marketing spending has remained quite low relative to traditional retail start-ups.

Over the last year, Bill the Butcher has made extensive investments to establish its store-and-commissary model. Those efforts are now paying off as store-level EBITDA is steadily rising, which is expected to soon cover general overhead expenses as well, moving the Company into profitability. Quarterly revenues now exceed $500,000, and are expected to accelerate as same-store sales are still expanding and new stores are scheduled to open.

Bill the Butcher’s mission is to:

•	Support the return of the sustainable way of raising animals on grass.
•	Champion the freshness, flavor and healthful benefits of organic and natural meat.
•	Support the growth and viability of small local farmers and ranchers.
•	Improve the health and longevity of the land and the environment.

Industry Background

Over the last 50 years, cattle farming has shifted from small-scale local operations to large, corporate “agri-business” complexes that have led to widespread environmental degradation, dangerous increases in pesticide use, and the loss of ecosystems. 83% of beef is raised in a feed lot or confinement facility in highly stressful and abusive environments. This “factory farming” is also associated with extremely high uses of hormones, antibiotics, and pesticides. Animals in this environment eat a diet intended to quickly fatten them with low cost production as the paramount factor.

In response, consumers have begun to demand a return to the era of local, organic farming that promotes healthy nutrition and the humane treatment of animals. Bill the Butcher’s humane and healthy approach has already struck a chord with consumers that wish to reduce their dietary consumption of mass-produced unhealthy foods. The Company is seeing an increasing level of repeat business as evidenced by steadily rising same store sales.

According to the Organic Trade Association (OTA), the $450 million U.S. organic and natural meat industry is growing at more than 10% per annum, and should reach $1 billion by 2015. This trend is due to heightened awareness of the industry’s nutritional benefits and humane breeding practices. All beef sold at Bill the Butcher is hormone and pesticide free. The grass-fed meat is lower in fat and calories and higher in taste, antioxidants, vitamins, and essential fatty acids. Each supplier goes through a vigorous vetting process to ensure compliance with the Company’s standards.

Organic and natural meat is the fastest-growing segment of the $23 billion organic food business, according to the Organic Trade Association. Today, there are roughly 2,000 farmers producing grass fed beef, up from 50 farmers a decade ago. Organic meat sales are rising roughly 10% annually within the overall organic food industry, and industry sources expect organic and natural meat sales to exceed $1 billion by 2015.

A study conducted by Clemson University found that grass-fed beef is lower in total fat , higher in beta-carotene and vitamin E (alpha-tocopherol), higher in the B-vitamins thiamin and riboflavin, higher in calcium, magnesium, and potassium, higher in total omega-3s and lower in the saturated fats linked with heart disease.

An increasing number of consumers are also joining the “locavore” movement that aspires to eat all food raised or grown at nearby farms. Consumers are increasingly looking at the point of origin when buying meats, preferring to consume livestock that has been locally-raised and thus has a low carbon footprint. By working directly with local suppliers and generating a highly visible presence at local events, Bill the Butcher could be viewed as a template for locavore-focused food retailing.

With farms and ranches located within regional proximity to its retail shops, Bill the Butcher is creating one of the world's shortest food chains, and providing meat with a low carbon footprint. The stores appeal to the fast-growing “locavore” movement or the support of food that is raised or grown locally.

Business Strategy

Studies have shown that upper income Americans purchase roughly two-thirds of all of their meat to be consumed at home. A highly-prized cut of meat can cost upwards of $30 at a traditional steakhouse, but less than half of that price when bought at a retail outlet and prepared at home.

The Company believes that there is a general dissatisfaction with supermarket meat offered today and that most consumers do not understand the subtle differences in beef quality and how significant the cow's diet is to the health of the cow and the consumer. Bill the Butcher aims to capitalize on this consumer dissatisfaction and lack of awareness by extolling the myriad flavor and health benefits of grass-fed, organic, artisanally butchered meats.

Just as consumers have developed a much more comprehensive language around the consumption of coffee and wine, they are also starting to refer to their meat consumption in new ways.  Beyond the buzzwords of organic and natural, consumers are increasingly aware of the types of animal breeds, preferred cuts and relative marbling and texture preferences.

Products and Customer Experience

Bill the Butcher sells locally and regionally sourced, ethically raised natural meat, free range poultry, pork and lamb through a collection of regionally clustered butcher shops that provide carved-to-order meats. The Company also sells specialty items such as marinades, charcuterie, dairy products, vegetables and all other items needed to prepare a healthy and tasty meal without the need to visit a large supermarket.

Each Bill the Butcher location features the Company’s signature products including gourmet-to-go dishes, spices, rubs and marinades in this experiential and “culturally cool” butcher shop. The Butcher is glorified and featured on an elevated stage, directly behind the meat case, so that large primal cuts of meat are in full view, at the customer’s eye level, enabling customers to direct the butcher to a custom cut that suits their exact preferences.

Bill the Butcher shops have a warm and inviting feel, as stores are decorated with homemade fixtures, found objects and recycled materials.

To help customers better understand where their food comes from, the Company’s state-of-the-art technology system allows it to track and identify every single piece of meat flowing from the farms to the Company’s butcher shops. This system is more specific and more transparent than those installed by the largest premium grocery chains.  Customers can also learn about Bill’s farm and ranch partners in a book that is available in every shop.

Bill the Butcher’s retail store base is supported by a central commissary that works directly with farmers and ranchers. The commissary essentially serves as one large butcher shop, eliminating the need for middlemen. The commissary obtains a wide range of desirable animal breeds, enabling consumers to request specific cuts from specified breeds, according to tastes.

By offering the finest meat in an authentic grass-roots environment made up almost entirely of recycled, reused and reclaimed materials, Bill the Butcher has modernized, reinvented and re-introduced the butcher shop. It is the butcher - helpful, opinionated, knowledgeable and passionate about food and its flavor - in every store who serves as a brand evangelist, building and telling the Bill the Butcher story and creating a hands-on experience that has been lost in the mass-market. The business is a neighborhood concept, just like the coffee bar, which the Company believes will work in a multitude of regions across the country based on zones where median household incomes are at or above $75,000 dollars.

Bill the Butcher sells only grass-fed beef, which brings a myriad of health benefits. The Company believes that the beef it offers is not only better nutritionally, but also has a natural, more honest and authentic flavor. To ensure exceptional flavor and quality, the animals are raised to the Company’s exact specifications. Every supplier is closely vetted to ensure compliance with rigorous standards.

Bill the Butcher works with organic certified suppliers and those that elect to follow organic practices but not become certified. Many of the other “new” butcher shops are selling what is known as “boxed beef” which comes from the industrialized meatpackers. These “new” butchers are not creating a local supply chain nor are they offering meat that is sourced locally. The public is becoming increasingly aware of the health benefits associated with organic and grass-fed beef, and is willing to pay a premium for meat with socially-responsible

Growth Strategy

Bill the Butcher was founded in the spring of 2009 and opened its first store in August, 2009. The Company has since opened five more stores, bringing to six the number of stores currently in operation, with the latest store opened in Sept. 2010. Plans call for the opening of two more stores by the end of the year.

Store Location	Opening

Woodinville, WA	August, 2009
Laurelhurst, WA	February, 2010

Redmond, WA	March, 2010
Madison Park, WA	April, 2010
Magnolia, WA	July, 2010
Bellevue, WA	September, 2010
Ballard, WA	Fall, 2010
Edmonds, WA	Fall, 2010

To facilitate its program of new store openings, Bill the Butcher has raised more than $1 million thus far in 2010. As each new store is opened, the Company generates greater operating leverage. Each store already operates profitably on a standalone basis. As store-level profits rise, they should eventually exceed general corporate overhead.

The Bill the Butcher model focuses on the regional development of a store base, as is now happening in the Seattle, WA area. The Company believes this model is reproducible in other markets with a similar demographic profile including: Portland, San Francisco, Los Angeles, San Diego, Las Vegas, Phoenix, Dallas, Austin, Denver/ Boulder, and other metro regions in the American West.

Traditional butcher shops haven’t been able to expand due to unfavorable economics when dealing with traditional meatpackers. But by operating a network of stores supplied by a central commissary, Bill the Butcher is able to recapture lost margins while offering small, family-run farms and ranches the opportunity to gain local distribution, even if they lack the size to work with traditional large meatpackers.

Each commissary can supply up to 20 stores. The Company also purchased a state-of-the-art inventory tracking and sales system called Counterpoint by Radiant Systems (NASDAQ: RADS) in order to create the most transparent and traceable "farm to customer" control over all meat.

The commissary model is crucial to maintaining quality control, ensuring that full value is derived from each animal and frequent and timely deliveries to stores. Building this network of shops in regional markets also creates significant barriers to entry, especially as deep connections are made with key local farms and ranches.

Stores are typically an average 1,200 square feet, and each prototype can be opened for less than $100,000, which is uncommonly low for the retail sector. Each store is projected to generate roughly $150,000 in operating profits after 12 months, which represents a faster and higher return than any major franchise model. Sales in the two stores that have been open for at least 6 months have averaged in excess of $500/sq foot and the Company believes that its newer stores will generate similar sales as they become established in their neighborhoods.

With each new store opening, Bill the Butcher has seen initial sales developing at an increasingly rapid pace thanks to the Company’s early efforts at brand-building.

Bill the Butcher’s store-based revenues are expected to be augmented by a rising e-commerce presence in the future. The Company has already built a considerable online presence, with thousands of followers on Facebook and Twitter and more than 65,000 hits to www.billthebutcher.com. Reviews on consumer rating sites such as Yelp have been quite favorable.

Management

J’Amy Owens, Chairman, President and Chief Executive Officer, was integral in the development, design and launch of the Bill the Butcher Shop concept. She is responsible for directing all aspects of strategy, growth, and operations including branding, design, capitalization, finance, real estate and marketing.  Prior to launching Bill the Butcher, Ms. Owens served as a corporate consultant through her firm, The J’Amy Owens Group, and her predecessor consulting firm were responsible for the evolution of over 400 noteworthy consumer businesses and retail models. Her firm’s clients included Starbucks, Disney, Baby’s ‘R Us and Seattle’s Best Coffee.

William von Schneidau, who co-founded the Company, is an Executive Chef and Butcher. He trained and studied throughout Europe to prepare for a culinary career in prestigious international hotel resorts, followed by the successful start up of a solely owned high-end gourmet-to-go retail and catering business in Vail, Colorado, that included a USDA certified meat processing facility.
Mr. von Schneidau subsequently became the lead wholesale distributor rep for the Pacific Northwest’s largest purveyors of meat, seafood and proteins. He is creating and building Bill the Butcher’s innovative supply chain and is in charge of building and maintaining relationships with small farmers and ranchers, which are crucial to the Company’s success. As part of these duties, von Schneidau makes sure meat is raised and processed according to the Company’s high standards.

Ross Arrington is Head Buyer and Director of Operations for Bill the Butcher, Inc., bringing more than 35 years of experience in the meat business, moving throughout his career from butcher and meat shop manager to division manager to director of meat distribution for progressively larger organizations. Arrington managed the meat department as the head buyer for 180 stores for Safeway Stores Inc. and later served as director of meat distribution for Associated Grocer. At AG, Arrington managed sales, purchasing, distribution and ad development for 29 independent retail groups, representing 300+ stores.

Alan Chaffee is Chief Financial Officer of Bill the Butcher, Inc., bringing more than two decades of complex accounting and financial knowledge as well as experience in executive roles including CFO, COO, President and board of directors. As president of Turning Point, a Seattle financial and management consulting firm, Chaffee led a manufacturing company from $800k in annual sales to over $30MM in about four years; negotiated an acquisition price up from $4MM to $32MM; and turned a bank’s $ 13MM write-off into full payout, among other successes.

RISK FACTORS

Risks Related to our Business and Operations

We have a limited operating history and face significant challenges in executing our business plan.

Until recently we were development stage company that was in the early stages of commercialization.   We have a limited operating history and face all of the challenges inherent in operating a new business, including limited capital and management resources.

We have a history of losses and expect to incur losses in the future.

We incurred a net loss of approximately $665,000 through the nine months ended May 31, 2010, expect to report a net loss for the fiscal year ended August 31, 2010, and likely will incur losses in future periods.   We expect to use significant amounts of our cash resources to fund our net losses, working capital, and capital expenditure requirements.

We need to raise additional capital to fund our business and continue as a going concern.

Our ability to continue as a going concern is contingent upon our ability to raise additional capital to fund our working capital requirements and execute our operating plan.  Financing alternatives available to us could be highly dilutive to our existing shareholders and may involve significant interest and other costs.  There can be no assurance that any equity or debt financing arrangement will be available to us when needed on acceptable terms, if at all.  In addition, there can be no assurance that any financing alternative would provide us with sufficient funds to meet our capital requirements.  If we are unable to secure additional financing to fund our needs, we could be required to significantly alter our operating plan and curtail our operations.

Our financial statements for the fiscal year ended August 31, 2010, have not yet been audited, and previously reported results may not reflect our actual results.

Our results of operations and financial condition, as reflected in our interim financial statements included in our quarterly reports filed with the Securities and Exchange Commission may not accurately reflect our actual results and financial condition.  Our financial statements are subject to adjustment, and certain items included in our financial statements may be subject to reclassification, based on the results of the audit.  Our financial condition and results of operations as of and for the period ended May 31, 2010, is not necessarily indicative of our financial condition and operating results as of and for our full fiscal year.

We may not be successful in implementing our growth plan, which would have a material adverse impact on our business and financial results.

Our business plan contemplates that we will open new Bill the Butcher stores, sustain and improve comparable store sales and margins, and expand into new geographic locations.  Our ability to successfully implement any or all of these initiatives is uncertain. Our growth plans will present operational and competitive challenges, and may strain our management, operational and financial resources. Our inability to successfully achieve or manage our growth, or to successfully implement our business strategy, could have a material adverse effect on our business, results of operations, and financial condition. Even if we successfully implement our growth strategy, we may discover that our growth strategy does not deliver the results that we currently anticipate.

We are dependent on the financial performance of stores located in one geographic area.

Our financial performance is dependent on stores located in the Seattle, Washington area. In recent years Washington has experienced significant economic impact due to the current economic climate. If the Seattle area continues to experience significant economic pressures, our sales and operating results could be negatively impacted.

Our management team has limited depth.

J’Amy Owens, our sole director and officer, performs multiple management functions for us and many key responsibilities of our business have been assigned to a relatively few employees.  In addition, our management team has limited experience operating a multi-store retail business.  The management team needs additional support in operations, finance, and administration, among other areas, in order for us to be successful.   If we are unable to recruit, retain, and motivate skilled managers and other employees to work together effectively to implement our strategies, manage our operations, and accomplish our business objectives, our ability to grow our business and successfully meet operational challenges could be significantly impaired.

We are dependent on our sole officer and director and we may not be able to meet our strategic objectives if she is unavailable to us.

J'Amy Owens, our sole officer and director, is involved in a number of community and business endeavors unrelated to our business. If Ms. Owens focuses her time and attention on these other endeavors without also dedicating the necessary time and efforts to our business, or if Ms. Owens is unavailable to us due to death, disability or any other reason, it could have a significant impact on our efforts to achieve our business goals.

If we are not able to differentiate ourselves and compete effectively against meat purveyors with greater resources and established customer bases, our prospects for future success will be jeopardized.

 Our competitors include but are not limited to local, regional, and national supermarkets, natural food stores, warehouse membership clubs, small specialty stores, butchers, and restaurants. These businesses compete with us for products, customers, and in some instances store locations.  Some of our largest competitors are expanding aggressively in marketing a range of natural and organic foods, including meat.  We expect competition to intensify in the future as the market for ethically and organically raised meat products develops and matures.

Most of these potential competitors have longer operating histories, larger customer bases, better brand recognition, and significantly greater financial, marketing, technical, and other resources than us.  Some of our competitors may be able to devote significant resources to marketing and promotional campaigns, adopt more aggressive pricing policies, and devote substantially more resources to product development than us.   As we open new stores or enter new geographic

locations, competition may intensify, which may result in reduced operating margins, an inability to penetrate a local market, and diminished value in our brand.

Expansion into new geographic markets presents increased risks.

Our business plan contemplates expansion into new geographic areas in the United States. Our future results depend on various factors, including successful selection and expansion into these new geographic markets and market acceptance of our products and retail experience. Those markets may have different competitive conditions, consumer tastes and discretionary spending patterns than our existing market. As a result, stores in new geographic locations may be less successful than stores in our existing market. Consumers in a new market likely will not be familiar with the Bill the Butcher brand, and we will need to build brand awareness in that market through greater investments in advertising and promotional activity than we originally planned.  Stores opened in new markets may also have lower average store revenue than stores opened in existing markets, and may have higher construction, occupancy or operating costs than stores in existing markets. Furthermore, we may have difficulty in finding reliable suppliers or distributors or ones that can provide us, either initially or over time, with adequate supplies of meat and other products that satisfy our quality standards.

Revenue at stores opened in new markets may take longer to ramp up and reach expected revenue levels, and may never do so. As with the experience of other retail concepts that have tried to expand nationally, we may find that the Bill the Butcher concept has limited or no appeal to customers in new markets or we may experience a decline in the popularity of the Bill the Butcher experience. Newly opened stores may not succeed, future markets and stores may not be successful and, even if we are successful, our average store revenue may not increase and may even decline.

We occupy our stores under leases, and we may be unable to renew leases at the end of the lease periods or obtain new leases on acceptable terms.

All of our stores are located on leased premises or locations otherwise controlled by third parties. Many of our current leases are non-cancelable and typically have terms of several years. Therefore, we could be required to continue lease payments for a store that we would otherwise wish to terminate. We also may not have the right or option to renew some of our existing leases. We face intense competition from other specialty retailers for suitable sites for new stores, and if we are unable to renew an existing lease, we would be obligated either to find a new location or close the store. If we negotiate a new lease or lease extension at an existing location, the rent may increase substantially. In either case, our existing operations and operating results could be adversely affected. We intend to lease other premises in connection with the planned expansion of our operations, and we believe leases that we enter into in the future likely will also be long-term and non-cancelable. Additionally, because we compete with other retailers and restaurants for store site, we may not be able to obtain new leases or renew existing leases on acceptable terms. These factors could adversely affect our ability to execute our growth strategy.

Economic conditions that adversely affect consumer confidence and discretionary spending could substantially decrease our revenues and may adversely impact our ability to implement our business strategy.

Our success depends to a significant extent on discretionary consumer spending, which is influenced by general economic conditions and the availability of discretionary income.  Current and future economic conditions affecting disposable consumer income such as employment levels, business conditions, changes in housing market conditions, the availability of credit, interest rates, tax rates, fuel and energy costs, the impact of natural disasters or acts of terrorism, and other matters could reduce consumer spending or cause consumers to shift their spending to lower-priced products and competitors.

Food safety concerns and instances of food-borne illnesses could harm our customers, result in negative publicity and cause the temporary closure of some stores and, in some cases, could adversely affect the price and availability of meat and other products, any of which could harm our brand reputation, result in a decline in revenue or an increase in costs.

We consider food safety a top priority and seek to ensure that our customers enjoy high-quality, safe, and wholesome products.  However, we cannot guarantee that our internal controls and training will be fully effective in preventing all food-borne illnesses. Furthermore, our reliance on third-party food suppliers increases the risk that food-borne illness incidents could occur outside of our control and at multiple locations. Instances of food-borne illnesses, whether real or perceived, and whether at our stores or those of our competitors, could harm customers and otherwise result in negative publicity about us or the products we serve, which could adversely affect revenue. If there is an incident involving our stores serving contaminated products, our customers may be harmed, our revenue may decrease and our brand name may be impaired. If our customers become ill from food-borne illnesses, we could be forced to temporarily close one or more stores.

Food safety concerns and instances of food-borne illnesses and injuries caused by food contamination have in the past, and could in the future, adversely affect the price and availability of affected products and cause customers to shift their preferences, particularly if we choose to pass any higher costs along to consumers. As a result, our costs may increase and our revenue may decline.  A decrease in customer traffic as a result of these health concerns or negative publicity, or as a result of a change in our product mix or a temporary closure of any of our stores, could materially harm our business.

Negative publicity surrounding the consumption of meat generally or shifts in consumer tastes could reduce our sales and make our brand less valuable.

Negative publicity resulting from poor food quality, food-related illness, and other health concerns, whether related to our stores or to the beef, pork, or poultry industries generally, could diminish the appeal of our products and reduce demand.  In addition, shifts in consumer preferences away from meat and meat products, whether because of dietary or other health concerns or otherwise, would adversely affect our sales and operations.

Changes in the availability of quality natural and organic products could adversely affect our business.

We purchase ethically raised and organic meats from a limited number of third-party suppliers.  There is no assurance that locally sourced and ethically raised meat, poultry and wild game will be available to meet our future needs.  We do not have any material or long-term contracts with any of our suppliers.  If these suppliers are unable to timely provide us with products that meet our quality standards, or if one or more were to terminate its arrangements with us, we could be unable to adequately provision our stores or satisfy customer demand, which would harm our reputation and brand.   If we had to replace or supplement our current suppliers, qualifying alternative suppliers on acceptable terms would be costly and time-consuming.  The loss of one or more of our suppliers could interrupt our supply chain and affect our ability to deliver products to our customers, which would have a material adverse effect on our net sales and profitability.

Moreover, if our competitors were to significantly increase their locally sourced and ethically raised product offerings or if new laws were to require alternative certification of certain products, the supply of these products to us could be constrained.   Any significant disruption in the supply of locally sourced and ethically raised meat, poultry and wild game could have a material impact on our overall sales and cost of goods sold.

In addition, our reliance on organic meat suppliers involves certain risks, including a lack of direct control over production capacity and delivery schedules, quality assurance, and production costs.  Interruptions in a supplier’s operations could result in shipment delays to us, lost sales, and damage to our reputation, all of which would adversely affect our business.

We rely on independent certification for a number of our food products, the loss of which would diminish our market position and harm our business.

We rely on independent certification, such as certifications of our products as “organic” or “wild,” to differentiate our products from mass-market, commercially-produced products.  The loss of any independent certifications could adversely affect our market position as a natural and organic food company, which could harm our business.

We must comply with the requirements of independent organizations or certification authorities in order to label our products as certified.  For example, we can lose our “organic” certification if a supplier’s facility becomes contaminated with non-organic materials, or if it is not properly cleaned.  In addition, all raw materials must be certified organic.

Perishable foods product losses could materially affect our results.

Because nearly all of the products we sell are perishable, we may incur significant product inventory losses in the event of extended power outages, natural disasters or other catastrophic occurrences.

Increases in the price of raw materials used to produce our products could materially increase our costs and adversely affect our operating results.

The prices for organic food are dependent on the market price for the raw materials used to produce them.  These raw materials are subject to price volatility caused by weather, supply conditions, power outages, government regulations, economic climate, and other unpredictable factors.  Any raw material price increase would increase our cost of sales and decrease our profitability unless we were able to pass along higher prices to our customers.  In addition, if one or more of our competitors is able to reduce its production costs by taking advantage of any reductions in raw material prices or favorable sourcing agreements, we may face pricing pressures and may be forced to reduce our prices or incur a decline in net sales, either of which could have a material and adverse effect on our business, results of operations and financial condition.

A significant interruption in the operation of our central commissary would disrupt our operations.

We have only one central commissary facility.  A significant interruption in the operation of our facility due to a natural disaster, such as an earthquake, or other causes, such as an extended breakdown of our production equipment, would significantly impair our ability to operate our business on a day-to-day basis and would adversely affect our operating results.

Our inability or failure to protect our intellectual property would have a negative impact on our brand, goodwill and operating results

Our trademarks, service marks, copyrights, trade dress rights, trade secrets, domain names and other intellectual property are valuable assets that are critical to our success. The unauthorized reproduction or other misappropriation of our intellectual property could diminish the value of our brand and cause a decline in our sales.  Protection of our intellectual property and maintenance of distinct branding are particularly important as they distinguish our products from those of our competitors who may sell similar products. We may not be able to adequately protect our intellectual property.  In addition, the costs of defending our intellectual property may adversely affect our operating results.

Litigation and publicity concerning food quality, health and other issues can result in liabilities, increased expenses, and distraction of management and can also cause customers to avoid our products, which could adversely affect our results of operations, business and financial condition.

Food service businesses can be adversely affected by litigation and complaints from customers or government authorities resulting from food quality, allergens, illness, injury or other health concerns or operating issues stemming from one retail location or a limited number of retail locations. Adverse publicity about these allegations may negatively affect us, regardless of whether the allegations are true, by discouraging customers from buying our products.

We could be subject to complaints or lawsuits alleging that we are responsible for some illness or injury a customer suffered at or after a visit to our stores, or that we have problems with food quality or operations. Regardless of whether any claims against us are valid, or whether we are ultimately held liable, claims may be expensive to defend and may divert time and money away from our operations and hurt our performance. A judgment significantly in excess of our insurance coverage, or for which we are not covered by insurance, could materially and adversely affect our financial condition or results of operations. Any adverse publicity resulting from these allegations may also materially and adversely affect our reputation or prospects, which in turn could adversely affect our results.

Risks Related to our Capital Stock

There is a very limited trading market for our stock.

Although our common stock is quoted on the OTC Bulletin Board, there is a very limited public market for our common stock. Consequently, the liquidity of an investment in our common stock is limited. We cannot offer any assurance that an active trading market for our common stock will develop or how liquid that market may become.

Our stock price is volatile.

Between September 2009 and September 2010, the quoted price per share of our common stock ranged from approximately $0.39 to $1.90. The market price of our common stock could be subject to significant fluctuation in response to various market factors and events. These market factors and events include variations in our sales and earnings results and any failure to meet market expectations; publicity regarding us, our competitors, or the organic products industry generally; new statutes or regulations or changes in the interpretation of existing statutes or regulations affecting the organic products industry specifically; and sales of substantial amounts of common stock in the public market or the perception that such sales could occur and other factors.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

Future issuances of common and preferred stock will be dilutive and could depress our stock value.

The future issuance of capital stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders.  We may value any common stock issued in the future on an arbitrary basis.  The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Penny stock regulations may adversely affect our share price and ability to resell our securities in the market

Penny Stock Regulations and Broker-dealer practices in connection with transactions in “Penny Stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risk associated with the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account.  In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer must make a written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that is subject to the penny stock rules.  Our stock has had a trading price of less than $5.00 per share and is not traded on any listed exchanges.  Therefore, our stock is subject to the penny stock rules and investors may find it more difficult to purchase and/or sell their securities based on these limitations and regulations.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our articles of incorporation authorize us to issue up to 5,000,000 shares of preferred stock, including two million shares of preferred stock that would be entitled to ten votes per share, and two million shares of preferred stock that would be entitled to two votes per share.  Our board of directors will have the authority to fix and determine the relative economic rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval.  As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock.  To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interest in us.  In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

Our principal shareholder has significant influence over matters subject to shareholder vote and may support corporate actions that conflict with other shareholders’ interests.

As of May 31, 2010, Ms. J’Amy Owens, our sole officer and director, owned approximately 65% of our common stock.  Ms. Owens’s shareholdings give her the ability to control the election of our directors and other matters brought before the shareholders for a vote. The voting power held by Ms. Owens could prevent or significantly delay another company from acquiring or merging with us, even if the acquisition or merger was in the best interests of our shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 30, 2010

Bill the Butcher, Inc.
Registrant

By: /s/ J'Amy Owens
Name: J'Amy Owens
Title: President